AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

AGREEMENT dated as of December 18, 2008 between MAIDENFORM, INC., a New York corporation with a principal place of business at 485 F U.S. Highway 1 South, Iselin, NJ 08830 (the “Employer”), Patrick J. Burns (the “Employee”), and solely for purposes of Sections 1, 2, 3 and 4 Maidenform Brands, Inc. (sometimes hereinafter referred to as “Parent”).

WHEREAS, the parties entered into an Employment Agreement dated as of October 8, 2008 (the Employment Agreement”); and

WHEREAS, the parties wish to amend the agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.           The last sentence of Section 3(a) is hereby amended to read in its entirety, as follows:

Such Base Salary shall be reviewed at least annually by the Compensation Committee (the “Compensation Committee”)of the Board of Maidenform Brands, Inc. (the “Board”) and the Compensation Committee may at any time increase (but not decrease) the Employee’s Base Salary hereunder as the Compensation Committee may in its sole and absolute discretion deem reasonable and appropriate.

2.           The last sentence of Section 3(b) of the Employment Agreement is hereby amended, to read in its entirety, as follows:

For fiscal years thereafter during the Term of Employment, the Employee’s incentive compensation shall be based on such performance goals permitted under the Bonus Plan (or any successor plan thereto) and subject to the conditions set forth in the Bonus Plan (or any successor plan thereto).

3.           At the beginning of the second paragraph of Section 3 (c) (i), the words, “in the form of Non-Qualified Stock Options, Non-Tandem Stock Appreciation Rights or Restricted Stock granted” shall be replaced with the words, “to Employee.”

4.           The first sentence of Section 4 of the Employment Agreement is hereby amended, to read in its entirety, as follows:

During the Term of Employment, the Employee shall be engaged as Executive Vice President - Sales and Marketing of Maidenform, Inc., Parent and their subsidiary companies (hereinafter individually and collectively called the “Employer’s Group”).

5.           Section 10(b)(1) of the Employment Agreement is hereby amended, to read in its entirety, as follows:

(1)           Payment of an amount equal to the sum of:

(i)           his Base Salary (as in effect on the Termination Date), plus

(ii)           (x) in the event such termination is a termination by the Employer without Cause or by the Employee for Good Reason within two (2) years following the consummation of a Change in Control (a “Post-CIC Termination”), an amount equal to one times the greater of (I) his average annual bonus (taking into account all annual bonuses paid under Section 3(b) hereof for the applicable year) over the three fiscal years immediately preceding his termination of employment, determined by annualizing the bonus actually paid with respect to any partial year  (the “3-year Average Bonus Amount”) and (II) his target bonus for the year in which the termination occurs; or (y) in the event such termination is a termination by the Employer without Cause or by the Employee for Good Reason that is not a Post-CIC Termination, an amount equal to one times the lesser of (I) the 3-year Average Bonus Amount and (II) his target bonus for the year in which the termination occurs.

This amount shall be subject to tax and other required withholdings and, subject to any delays required pursuant to Sections 10(d) and 10(e), will be payable in equal periodic installments over a period of twelve (12) months from the Termination Date paid in accordance with the Employer’s normal payroll policies as if the Employee continued to be an employee of the Employer (but off payroll).  For purposes of clarity, if there have been fewer than three fiscal years immediately preceding the Employee’s termination, the 3-year Average Bonus Amount will be calculated using as a denominator the actual number of fiscal years in which he has worked for the Employer.

6.           The last sentence of Section 10 (c) of the Agreement is hereby amended, to read in its entirety, as follows:

Employee’s resignation hereunder for Good Reason shall not occur later than, (i) in the event such resignation for Good Reason is a Post-CIC Termination, one (1) year following the initial date on which the event Employee claims constitutes Good Reason occurred, or (ii) in the event such resignation for Good Reason is not a Post-CIC Termination, one hundred thirty (130) days following the initial date on which the event Employee claims constitutes Good Reason occurred.

7.           Capitalized terms used in this Amendment Number One and not otherwise defined have the meaning set forth in the Employment Agreement. Except as expressly set forth herein, the Employment Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Maidenform, Inc.

BY	/s/ Maurice S. Reznik	/s/ Patrick J. Burns
	Maurice Reznik	Patrick J. Burns
Chief Executive Officer

Maidenform Brands, Inc.,
solely as to Sections 1, 2, 3 and 4 of this amendment

BY	/s/ Maurice S. Reznik
Maurice Reznik
Chief Executive Officer